Exhibit 10.4

                                Amendment to the
                  1994 Long-Term Performance Incentive Plan of
                           NaPro BioTherapeutics, Inc.

1. Plan Sponsor:  NaPro BioTherapeutics, Inc.

3. Amendment of Plan: The following Amendment to the 1994 Long-Term Performance Incentive Plan of NaPro BioTherapeutics, Inc. (the "Plan") is adopted, effective as provided in Paragraph 3:

A. Section 4(b) of the Plan regarding the maximum number of shares that may be issued under the Plan shall be amended by deleting the existing Section 4(b) in its entirety and replacing it with the following:

         (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, in payments of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,875,000 Common Shares, subject to adjustment as provided in Paragraph 15. The maximum number of underlying Common Shares which any participant may be granted under Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Grants or any other Award in any one taxable year of the Company shall not exceed 200,000 Common Shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

B. Section 6(c)(iii) of the Plan regarding limitations on the exercise of Awards of Stock Appreciation Rights shall be amended by deleting the existing Section 6(c)(iii) in its entirety and replacing it with the following:

                  (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that

                           (A) if an employee of the Company or a person performing services for the Company shall cease such employment or performance of services (other than by a termination or removal for cause) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person, at any time within 90 days (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), may exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

                           (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 13 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of service (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

                           (C) if any person to whom an Award of Stock
         Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

C. The Plan shall be amended by substituting 6(c)(iii)(C) in lieu of 6(c)(iii)(B) in each place 6(c)(iii)(B) appears.

3. Effective Date. The amendments set forth in A shall be effective September 13, 2000. The amendments set forth in B and C shall be effective January 1, 2001.

4. Terms and Conditions of Plan. Except for the above amendments, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

5. Execution. The Plan sponsor has executed this Amendment as of the 11th day of December, 2000.


                                          NAPRO BIOTHERAPEUTICS, INC
                                          Plan Sponsor

                                          By:   Gordon Link

                                          Title: VP, Chief Financial Officer